UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
December 16, 2013

Paladin Realty Income Properties, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-51860	20-0378980
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

10880 Wilshire Blvd., Suite 1400, Los Angeles, California 90024

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (310) 996-8704

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On December 16, 2013, Paladin Realty Income Properties, Inc. (the “Company”) entered into a Third Amendment to Agreement and Plan of Merger, dated July 18, 2013 (the “Third Amendment”), as amended by an Amendment to Agreement and Plan of Merger dated August 16, 2013 and a Second Amendment to Agreement and Plan of Merger dated September 13, 2013, by and among the Company, Paladin Realty Income Properties, L.P. (“Paladin OP”), whose sole general partner is the Company, Resource Real Estate Opportunity OP, LP (“Resource OP”), a Delaware limited partnership, and RRE Charlemagne Holdings, LLC, a Delaware limited liability company and a wholly owned subsidiary of Resource OP, pursuant to which Paladin OP’s and Resource OP’s termination right in the event the transaction is not consummated by December 31, 2013, was extended to January 31, 2014. The Third Amendment does not affect the closing date of the transaction, which will still occur no later than the second business day following the date on which the last of the conditions to closing of the transaction have been satisfied or waived (other than the conditions that by their terms are to be satisfied at the closing of the transaction, but subject to the satisfaction or waiver of those conditions).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PALADIN REALTY INCOME PROPERTIES, INC.

Date: December 16, 2013	By:	/s/ Michael B. Lenard
Michael B. Lenard
Executive Vice President, Secretary and Counselor